Exhibit 4.22

[Translation of Chinese Original]

No. 4 Supplemental Agreement to the Business Operating Agreement

Party A: Beijing Super TV Co., Ltd.

Registered Address: 4-406 Jingmeng High-Tech Building B, No. 5-2 Shangdi East Road, Haidian District, Beijing

Party B: Beijing Novel-Super Digital TV Technology Co., Ltd.

Registered Address: 402 Jingmeng High-Tech Building B, No. 5-2 Shangdi East Road, Haidian District, Beijing

Party C: Shizhou Shen

Address: [                    ]

Party D: Junming Wu

Address: [                    ]

Party E: Lei Zhang

Address: [                    ]

Party F: Wenjun Wang

Address: [                    ]

Party G: Tianxing Wang

Address: [                    ]

Whereas:

1.	Party A (the original “Beijing Guangbo Digital TV Co., Ltd.”), Beijing Novel-Super Digital TV Technology Co., Ltd., Li Yang (ID card number: [ ]) and Novel-Tongfang Information Engineering Co., Ltd. signed the “Business Operating Agreement” (Attachment 1) on September 1, 2005;

2.	Party A, Party B, Novel-Tongfang Information Engineering Co., Ltd., Li Yang and Wei Gao (ID card number: [ ]) signed the “Supplemental Agreement to the Business Operating Agreement” (Attachment 2) on August 18, 2007;

3.	Party A, Party B, Novel-Tongfang Information Engineering Co., Ltd., Wei Gao and Junming Wu signed the “No. 2 Supplemental Agreement to the Business Operating Agreement” (Attachment 3) in 2008;

4.	Party A, Party B, Novel-Tongfang Information Engineering Co., Ltd., Junming Wu, Lei Zhang and Shizhou Shen signed the “No. 3 Supplemental Agreement to the Business Operating Agreement” (Attachment 4) on November 24, 2008;

5.	Party D intends to transfer all of its equity interest in Party B to Party G. And Party E, Party F and Party G intend to contribute cash to Party B, which shall cause Party B’s registered capital to increase from RMB33,058,400 to RMB150,000,000, and sign the “Capital Increase and Equity Transfer Agreement” (Attachment 5).

Now, therefore, the Parties hereby reach the following agreement through amicable negotiations:

I.	Party D agrees to transfer its rights and obligations under the “Business Operating Agreement”, the “Supplemental Agreement to the Business Operating Agreement”, the “No. 2 Supplemental Agreement to the Business Operating Agreement” and the “No. 3 Supplemental Agreement to the Business Operating Agreement” (hereinafter collectively referred to as the “Business Operating Agreement and Supplemental Agreements”) to Party G, and Party G agrees to accept all rights and obligations of Party D under the “Business Operating Agreement and Supplemental Agreements”.

II.	Party A, Party B and Party C acknowledge and agree that Party D may transfer all of its rights and obligations under the “Business Operating Agreement and Supplemental Agreements” to Party G, and that Party G shall be one Party to the “Business Operating Agreement and Supplemental Agreements”, from the effective date of this Agreement; Party A, Party B and Party C will not require Party D to continue to assume rights and obligations under the “Business Operating Agreement and Supplemental Agreements”, and Party D shall not claim to continue to enjoy rights or perform obligations under the “Business Operating Agreement and Supplemental Agreements”.

III.	Upon the completion of the contribution to the increased capital, Party E, Party F and Party G agree, as Party B’s shareholders, to enjoy rights and perform obligations under the “Business Operating Agreement and Supplemental Agreements”. Party A shall agree Party E, Party F and Party G, as shareholders of Party B, to enjoy rights and perform obligations under the “Business Operating Agreement and Supplemental Agreements”.

IV.	This Agreement shall take effect on the issuance date of the relevant capital verification report of the capital increase matters referred to in the “Capital Increase and Equity Transfer Agreement” (Attachment 5).

(The pages for signatures are attached below.)

(This page is intentionally left blank, which is for signatures of Beijing Super TV Co., Ltd., Beijing Novel-Super Digital TV Technology Co., Ltd., Shizhou Shen, Wenjun Wang, Tianxing Wang and Lei Zhang to execute the “No. 4 Supplemental Agreement to the Business Operating Agreement”.)

Beijing Super TV Co., Ltd.

(Seal)

Legal representative (or authorized representative):	/s/ Jianhua Zhu

Date:

Beijing Novel-Super Digital TV Technology Co., Ltd.

(Seal)

Legal representative (or authorized representative):	/s/ Jianhua Zhu

Date:

(This page is intentionally left blank, which is for signatures of Beijing Super TV Co., Ltd., Beijing Novel-Super Digital TV Technology Co., Ltd., Shizhou Shen, Wenjun Wang, Tianxing Wang and Lei Zhang to execute the “No. 4 Supplemental Agreement to the Business Operating Agreement”.)

Shizhou Shen

/s/ Shizhou Shen

Date: July 11,2011

Wenjun Wang

/s/ Wenjun Wang

Date: July 11,2011

Tianxing Wang

/s/ Tianxing Wang

Date: July 11,2011

Lei Zhang

/s/ Lei Zhang

Date: July 11,2011

(This page is intentionally left blank, which is for signature of Junming Wu to execute the “No. 4 Supplemental Agreement to the Business Operating Agreement”.)

Junming Wu

/s/ Junming Wu

Date: July 11,2011